Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Broadcom Inc.
(Exact Name of Registrant Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Time	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(f)(1) and 457(f)(3)	58,548,216(2)	N/A	$18,052,366,518(3)	$92.70 per $1,000,000	$1,673,454.38
Fees Previously Paid	N/A
Carry Forward Securities
Carry Forward Securities	N/A
	Total Offering Amounts					$18,052,366,518		$1,673,454.38
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$1,673,454.38

(1)
This registration statement relates to the registration of the maximum number of shares of common stock, par value $0.001 per share, of the registrant (“Broadcom common stock”) estimated to be issuable by the registrant pursuant to the second merger described in this registration statement and the Agreement and Plan of Merger, dated as of May 26, 2022 (the “merger agreement”), by and among the registrant, VMware, Inc. (“VMware”), Verona Holdco, Inc., Verona Merger Sub, Inc., Barcelona Merger Sub 2, Inc., and Barcelona Merger Sub 3, LLC.

(2)
Represents the maximum number of shares of Broadcom common stock estimated to be issuable at the effective time of the second merger. The number of shares of Broadcom common stock being registered is equal to the product obtained by multiplying (i) 232,334,189 shares of VMware common stock, par value $0.01 per share, by (ii) the exchange ratio of 0.25200 of a share of Broadcom common stock for each share of VMware common stock entitled to receive Broadcom common stock in the second merger. The number of shares of VMware common stock set forth in clause (i) of the prior sentence is equal to 50% of the estimated maximum number of shares of VMware common stock that may be canceled and exchanged in the second merger. The estimated maximum number of shares of VMware common stock that may be canceled and exchanged in the second merger is equal to the sum of (w) 422,579,966 shares of VMware common stock outstanding as of July 13, 2022, plus (x) 26,566,106 shares of VMware common stock subject to VMware RSU Awards and VMware PSU Awards outstanding as of July 13, 2022, plus (y) 522,305 shares of VMware common stock subject to VMware options outstanding as of July 13, 2022 and plus (z) 15,000,000 shares of VMware common stock that may be issued under the VMware equity plan or employee stock purchase plan prior to the effective time of the second merger. Consideration in the second merger is subject to proration, as described herein, so that 50% of the shares of VMware common stock outstanding immediately prior to the effective time of the second merger will be converted into cash and the remaining shares of VMware common stock will be converted into Broadcom common stock at the exchange ratio described above.

(3)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act, based on (i) the market value of the estimated maximum number of shares of VMware common stock that may be canceled and exchanged in the second merger (as set forth in the preceding footnote), as established by the average of the high and low sales prices of VMware common stock on the New York Stock Exchange on July 13, 2022 of $110.10, minus (ii) $33,107,621,790 which is the aggregate amount of cash estimated to be paid by Broadcom to VMware stockholders in the second merger. The aggregate amount of cash set forth in clause (ii) of the prior sentence is equal to the product obtained by multiplying (A) $142.50 by (B) the number that is equal to 50% of the estimated maximum number of shares of VMware common stock that may be canceled and exchanged in the second merger (as set forth in the preceding footnote).